EXHIBIT 99.1

Date May 6, 2008, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Acquires Display Technology Patents

Company’s TMOS Display Related Intellectual Property Portfolio Continues to

Grow With More Than 100 Patents in Total

The Woodlands, TX (May 6, 2008)  –  Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced it has reached an agreement to acquire a block of patents that are applicable to UniPixel’s TMOS display technology. The acquisition of the patents increases the total number of UniPixel’s TMOS display-related patents to one hundred and six (106) patents issued and filed. The patent transaction is a direct result of collaboration efforts entered into during 2007 surrounding the development and assembly of its TMOS display technology.

According to Mr. Reed Killion, President and CEO of UniPixel, “Our development efforts to bring TMOS display technology and Opcuity™ films to commercialization continue to result in the rapid expansion of our Intellectual Property portfolio. The acquisition of this block of patents adds immediate value and protection for UniPixel and TMOS licensees moving forward.  Furthermore, these patents augment our existing UniPixel patents in a number of the disciplines included within TMOS architectural, electromechanical, panel fabrication, system assembly and process related intellectual property.  The expansion of our intellectual property is fundamental to the successful execution of our TMOS licensing business and the development of our Opcuity™ films business.  Our continuing focus on innovation and capturing the resulting intellectual property will remain a top priority.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net